Exhibit 99.2

PRELIMINARY -- SUBJECT TO COMPLETION

AK STEEL HOLDING CORPORATION ATTN: AMY DORNACHER 9227 CENTRE POINTE DRIVE WEST CHESTER, OH 45069

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on [ ]. Have your proxy card in hand when you access the web site and follow the instructions to cast your vote.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [ ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E88833-S97269 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AK STEEL HOLDING CORPORATION

The Board of Directors recommends you vote “FOR” each of the proposals below.	For	Against	Abstain

1.

Adoption of the Merger Agreement. To adopt the Agreement and Plan of Merger, dated as of December 2, 2019 (as such agreement may be amended from time to time, the “Merger Agreement”) among Cleveland-Cliffs Inc., AK Steel Holding Corporation (“AK Steel”), and Pepper Merger Sub Inc. (the “merger proposal”).

	☐	☐	☐

2.

Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To approve in an advisory, non-binding vote, the compensation that may be paid or become payable to AK Steel’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement (the “compensation proposal”).

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3.

Adjournment of Special Meeting. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the merger proposal (the “adjournment proposal”).

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NOTE: The Company will also conduct such business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator or guardian, please provide your FULL title. If a corporation or other legal entity, please sign in the name of the company by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY -- SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.

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Special Meeting of Stockholders

AK Steel Holding Corporation

[  ] at [  ] Eastern Time

[LOCATION]

Proxy – AK Steel Holding Corporation

Proxy Solicited on behalf of the Board of Directors of AK Steel Holding Corporation

The undersigned stockholder of AK Steel Holding Corporation (the “Company”) hereby appoints [ ] and each or any of them, as attorneys-in-fact and proxies, each with full individual power of substitution to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at [LOCATION] on [  ] at [  ] Eastern Time and at any adjournment or postponement thereof, with full authority to vote at such meeting all shares of Common Stock of the Company that the undersigned would be entitled to vote, in accordance with the directions indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE MARKED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE MERGER PROPOSAL, THE COMPENSATION PROPOSAL AND THE ADJOURNMENT PROPOSAL, AND IN ACCORDANCE WITH THE DISCRETION OF SUCH PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE MERGER PROPOSAL, THE COMPENSATION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

Please sign and date this proxy card on the reverse side and return this proxy card using the enclosed envelope.

This proxy will revoke any previously executed proxy with respect to the special meeting.

(Continued and to be voted on reverse side.)